Exhibit 10.12


                               SUBLEASE AGREEMENT

This Sublease is made on April 1, 1996, 1995, between XIOX Corporation ("Sublessor"), whose address is 577 Airport Blvd., Suite 700, Burlingame, CA 94010, and CE Heath and Liability Company, a California Corporation (Sublessee"), whose address is 577 Airport Blvd., Burlingame, CA 94010, and Bay Park Plaza Associates, L.P. ("Landlord").

Recitals. This Sublease is made with reference to the following facts and objectives:

a. Sublessor entered into that certain office lease dated March 20, 1986 and amended on October 24, 1990, and May 31, 1994 ("Master Lease") with Bay Park Plaza Associates, L.P., ("Landlord") for certain premises consisting of approximately 13,168 square feet ("original premises") commonly known as 577 Airport Blvd., Suite 700 Burlingame, CA 94010, as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

b. Sublessor (XIOX Corporation) desires to sublease to Sublessee (CE Heath Compensation and Liability Company, a California Corporation) and Sublessee desires to sublease from Sublessor a portion of the original premises now called "Premises" as defined in Section 1. below under the terms and conditions set forth herein.

Now, therefore, Sublessor and Sublessee agree as follows:

1. Premises: Sublessor leases to Sublessee and Sublessee from said Sublessor the following described premises together with the appurtenances, situated in the City of Burlingame, County of San Mateo, State of California commonly known as Bay Park Plaza Office Building, consisting of approximately 4,339 square feet on the seventh floor, Suite 700 as more particularly set forth in Exhibit B ("Premises"). Sublessee shall take Premises in an "As-is" excepting normal wear and tear, broom clean, professional appearing condition. Sublessor makes no representations or warranties of any kind with respect to the improvements, or physical conditions on, or bearing on, the use of the Premises. Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, whether expressed or implied. Landlord shall consent to this Sublease by its execution hereof. This Sublease shall take effect on April 1, 1996, and Sublessor shall give possession of the Premises to Sublessee on that date. In the event that Landlord fails to execute this Sublease as evidence of its consent, this Sublease shall be of no force and effect and neither party shall have any obligation to each other.

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

         Sublessee further agrees to return the premises to the Sublessor in the same condition as Sublessee took possession of Premises including but not limited to any modifications to cabling, wiring, network configurations, and other areas within the Premises. Any such modifications by Sublessee must have the prior written approval of Sublessor and Landlord.

2. Rental: Sublessee shall pay to Sublessor without deduction, off set, prior notice or demand, as rental the sums per rentable square foot, per month for the Premises (as defined in paragraph 1):

         April    01,  1996  through  November 14,  1996      =        $1.42
         November 15,  1996  -  July  31,  1997               =        $1.585
         August 01,  1997  -  April 23,  1998                 =        $1.67

         Rent shall be paid on the first (1st) day of each month in lawful money of the United States of America, commencing on the 1st day of April, 1996, and continuing throughout the balance of the term. Monthly rental for any particular month shall be prorated at the rate of 1/30th of the monthly rental per day. Rent shall be paid in currency of the United States of America to Sublessor at 577 Airport Blvd., Suite 700, Burlingame, CA 94010 or at such other place or places as Sublessor may from time to time direct.

3. Operating Expenses: Sublessee shall pay to Sublessor Sublessee's prorate share of Sublessor's operating expense increases as defined in Section 8 of the Master Lease, beginning November 15, 1996 through the remaining term of the lease. Such expenses will be separately billed to Sublessee by Sublessor.

4. Prepaid Rent: Security Deposit: Receipt of $6,161.38 is hereby acknowledged for rental for the first month, and the additional amount of $6,877.32 as security deposit for the faithful performance of this Sublease as a security deposit. In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term, upon Sublessee vacating the Premises, the amount paid shall be returned to Sublessee after first deducting any sums owing to Sublessor.

5. Term: The term of this Sublease shall be for a period of twenty-four (24) months and twenty-three (23) days commencing on the 1st day of April, 1996 and ending on the 23rd day of April, 1998.

6. Use: Sublessee shall use the Premises for general office purposes and for no other purpose. No shipping or receiving function shall be allowed.

         Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the premises or the building of which the same form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated upon the Premises made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the premises shall cause directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee or Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

7. Sublessor's Liability: Sublessor shall remain liable for the performance of the provisions of the Master Lease.

8. Sublessee to Hold Sublessor Harmless: Sublessor warrants that as of the commencement date of this Sublease, there will be no uncured default under the Master Lease. If Sublessee defaults under this Sublease or causes a breach or default the Master Lease, Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any and all damages, liabilities, costs and expenses (including without limitation reasonable attorney's fees) resulting from Sublessee's default or breach. If Sublessee defaults in its obligations under this Sublease or causes a breach or default under the Master Lease, and Sublessor elects, in its sole discretion, to pay rent to Landlord or fulfill any of Sublessee's other obligations in order to prevent Sublessee from being in default, Sublessee immediately shall reimburse Sublessor for the amount of rent or costs incurred by Sublessor in fulfilling Sublessee's obligations under this Sublease, together with interest on those sums at the rate of nine percent ( 9%) per annum, or the highest legal rate.

9. Amendment of Sublease: Sublessee and Sublessor shall not enter into any agreement that amends the Sublease without such amendment being in writing and being signed by Sublessor and Sublessee, and Landlord. Any agreement in violation of this provision shall have no force or effect on Sublessor.



10. Miscellaneous:

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

a. Attorney's Fees: If any party commences an action against any of the parties arising out of or in connection with the Sublease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorney's fees and cost of suit.

b. Notice: Any notice, demand, consent, approval or communication that either party desires or is required to give to the other party or other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Sublease. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within 72 hours from the time of mailing, if mailed as provided in this paragraph.

c. This Sublease shall be subject to all of the terms, covenants and conditions of the Master Lease. In addition to Sublessee's obligations under this Sublease, Sublessee agrees to perform all of Sublessor's covenants, conditions and obligations under the Master Lease relating the Premises and accruing or arising during the term of this Sublease in the manner and within the time required under the Master Lease, except for covenants, conditions and obligations which Sublease is unable to perform because Sublessor is specifically required to perform them under the Master Lease; provided, however, that in no event shall Sublessee have the right to exercise any of Sublessor's rights or options under the Master Lease, including , without limitation, any options to extend the Master Lease term or to lease additional space. Sublessee shall not commit or permit to be committed any act or omission which shall violate any terms, convenience or conditions of the Master Lease. The Sublease shall automatically terminate if the Master Lease is terminated. Sublessor shall have no liability to Sublessee for any termination of this Sublease or any other matters as a result of the termination of this Sublease if the Master Lease is terminated for any reason.

d. Sublessor hereby agrees to immediately notify Sublessee of any and all defaults by Sublessor in the Master Lease. Sublessee shall have the right to cure any such default, so as to keep the Master Lease in force, without cost to Sublessor.

e. Sublessee shall upon Lease execution hereof, pay to Interbay Leasing a brokerage fee equal to $ 3,688.15 and a brokerage fee equal to $ 3,688.15 to BT Commercial Real Estate.

f.   Except for the following paragraphs contained in the Master Lease:

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

2nd Amendment to Lease: Paragraphs 1, 2, 4, 5, 6, 7. 1st Amendment to Lease: 1, 2, 3, 4, 5, 7, 8, 10, 11, Exhibit B. Master Lease: 1, 2.1, 2.5, 3, 4, 5.1, 5.2,
18.8, Lease Rider paragraphs 19, 20, 21, 22, 24, 25, 26, 27, Exhibit A, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit H, Exhibit I, which are hereby deleted, the terms, covenants, and conditions of the Master Lease are hereby incorporated by reference hereto and shall constitute the terms, covenants, and conditions of this sublease. For purposes of each party's obligations, rights, and remedies, each reference to "Landlord" in such incorporated language of the Master Lease shall be deemed to refer to XIOX Corporation ("Sublessor") and each reference to Tenant shall be deemed to refer to CE Heath Compensation and Liability Company, a California Corporation ("Sublessee").

AGREES AND ACCEPTED;
Landlord
Bay Park Plaza Associates, L.P.



___________________________________

___________________________________

___________________________________

By:________________________________

Its:_______________________________

Date:______________________________

Sublessor:                          Sublessee:
XIOX Corporation                    CE Heath Compensation
a California Corporation            and Liability Company,

________________________________    ___________________________________

________________________________    ___________________________________

________________________________    ___________________________________




By: Melanie D. Reid                            James L. Johnson
    ------------------------------   -----------------------------------
Its: Vice President of Finance/CFO   Its:     Executive Vice President
    ------------------------------   -----------------------------------

Date:    April 10,  1996             Date:    April 10,  1996
    ------------------------------   -----------------------------------


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
                            FURNITURE LEASE AGREEMENT

This Furniture Lease Agreement is made on April 1, 1996, between XIOX Corporation ("Lessor"), whose address is 577 Airport Blvd., Suite 700,
Burlingame, CA 94010, and C. E. Heath Compensation & Liability Insurance Company, ("Lessee"), whose address is 577 Airport Blvd., Suite 540, Burlingame, CA 94010.

Recitals. This Furniture Lease Agreement is made with reference to the following facts and objective:

a. Lessor (XIOX Corporation) entered into that certain office Sublease dated April 1, 1996 with, Lessee (C. E. Heath Compensation & Liability Insurance Company) and Bay Park Plaza Associates, L.P. (Landlord) for certain premises consisting of 4,339 square feet commonly known as 577 Airport Blvd., Suite 700, Burlingame, CA 94010, as more particularly described in the Sublease Agreement. A copy of the Sublease Agreement is attached hereto as Exhibit A and made a part hereof.

b. Lessor (XIOX Corporation) desires to lease to Lessee ( C. E. Heath Compensation & Liability Insurance Company) and Lessee desires to lease from Lessor the "Furniture" as defined below under the terms and conditions set forth herein.

Now, therefore, Lessor and Lessee agree as follows:

Furniture: Lessor leases to Lessee and Lessee from said Lessor the following described furniture situated within the Premises as defined in Paragraph 1 of the Sublease Agreement (Exhibit A).

                  -        Twenty-six  assembled office cubicles including desks
                  -        Thirty-one chairs
                  -        One stand-alone desk
                  -        Two stand-alone circular tables
                  -        One Lanier copy machine

Lessee shall take Furniture in an "As-is" excepting normal wear and tear, broom clean, professional appearing condition. Lessor makes no representations or warranties of any kind with respect to the improvements, or physical conditions on, or bearing on, the use of the Furniture. Lessee shall rely solely on Lessee's own inspection and examination of such items and not on any representations of Lessor, whether expressed or implied. This Furniture Lease shall take effect on April 1, 1996, and Lessor shall give possession of the Furniture to Lessee on that date.

Lessee further agrees to return the furniture to the Lessor in the same condition, excepting normal wear and tear, as Lessee took possession of said furniture.

2. Rental: Lessee shall pay to Lessor without deduction, off set, prior notice or demand, as rental the sum of $0.18 per rentable square foot per month of the Premises defined in Paragraph 1 of Sublease Agreement (Exhibit A) upon commencement of the Sublease and continuing through the end of its term. The duration of this Furniture

Lease shall be coterminous with the duration of the Sublease, and the rentable square footage of the Premises for purposes of this Furniture Lease shall not exceed 4,339 square feet. Rent shall be paid on the first (1st) day of each month in lawful money of the United States of America, commencing on the first day of the Sublease term and continuing on the 15th day of each calendar month throughout the balance of the term. Monthly rental for any particular month shall be prorated at the rate of 1/30th of the monthly rental per day. Rent shall be paid in currency of the United Stated of America to Lessor at 577 Airport Blvd., Suite 700, Burlingame, CA 94010 or at such other place or places as Lessor may from time to time direct.

3. Prepaid Rent: Security Deposit: Receipt of $781.02 is hereby acknowledged for rental for the first month, and the additional amount of $781.02 as security deposit for the faithful performance of this Furniture Lease as a security deposit. In the event Lessee has performed all of the terms and conditions of this Furniture Lease throughout the term, upon Lessee returning the Furniture, the amount paid shall be returned to Lessee after first deducting any sums owing to Lessor.

4. Term: The term of this Furniture Lease shall be coterminous with the Sublease (Exhibit A).

5. Use: Lessee shall use the Furniture for general office purposes and for no other purpose.

6. Amendment of Furniture Lease: Lessee and Lessor shall not enter into any agreement that amends the Furniture Lease without such amendment being in writing and being signed by Lessor and Lessee. Any agreement in violation of this provision shall have no force or effect on Lessor.

7. Miscellaneous:

         This Furniture Lease shall be subject to all of the terms, convenience and conditions of the Sublease Agreement. (Exhibit A).

8. Lessor's Warranty:

         Lessor warrants that it is the sole owner of the Furniture, that is has complete authority to lease the Furniture to Lessee, and that no other person or entity has any ownership interest or claim thereto which would in any way interfere with Lessee's full use and enjoyment of the Furniture during the duration of this Furniture Lease.

AGREES AND ACCEPTED:

Lessor:                                         Lessee:
XIOX Corporation                                C. E. Heath Compensation &
                                                Liability Insurance Company



--------------------------------------          --------------------------------

By:      Melanie D. Reid                        By:      James L. Johnson
   -----------------------------------             -----------------------------

Its:     Vice President of Finance/CFO          Its:  Executive Vice President
    ----------------------------------              ----------------------------

Date:    April 10, 1997                         Date:    April 10, 1997
     ---------------------------------               --------------------------

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